UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 17, 2006
JOHN B. SANFILIPPO & SON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19681 (Commission File Number)	36-2419677 (I.R.S. Employer Identification Number)
2299 Busse Road, Elk Grove Village, Illinois 60007
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 593-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

John B. Sanfilippo & Son, Inc. (the “Registrant”) submits the following information:
ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On November 17, 2006, the Audit Committee of the Board of Directors and management of John B. Sanfilippo & Son, Inc. (the “Registrant”) concluded that the consolidated financial statements for the year ended June 29, 2006 and other related financial information contained in its Annual Report on Form 10-K for the year ended June 29, 2006 (the “2006 Form 10-K”) should no longer be relied upon.
The Registrant’s Consolidated Balance Sheet as of June 29, 2006 will be restated to correct the classification of Long-term Debt and to make related revisions in the footnotes. In particular, the classification of Long-term Debt as it relates to the note purchase agreement dated as of December 16, 2004, as amended (the “Note Agreement”), will be reflected as Current Maturities of Long-term Debt. When the Registrant filed its financial statements for the year ended June 29, 2006 on Form 10-K on September 27, 2006, management concluded that $54.2 million of debt related to the Note Agreement was properly classified as Long-term Debt. That determination was based upon, among other things, a forecast (the “Forecast”) the Registrant prepared during its first quarter of fiscal 2007 indicating that the Registrant would be able to attain the minimum quarterly adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) levels required by the Note Agreement throughout fiscal 2007, as well as satisfy other non-financial covenants contained in the Note Agreement and other borrowing arrangements. The Registrant did not achieve the minimum quarterly EBITDA covenant for the quarter ended September 28, 2006 by a material amount, which caused the Registrant to reevaluate the accuracy of the Forecast, the reasonableness of assumptions underlying the Forecast and its related conclusions with respect to expected covenant compliance. On November 17, 2006, the Registrant determined that the Forecast did not take into consideration information available to the Registrant on or before September 27, 2006, the date that the Registrant filed its 2006 Form 10-K, and therefore it was not accurate. If such information had been incorporated in the Forecast and considered by management in evaluating the classification of affected debt obligations, the Registrant would have concluded that the Registrant would not meet the EBITDA covenant for the first quarter of fiscal 2007 and accordingly the obligations pursuant to the Note Agreement would have been classified as Current Maturities of Long-term Debt in the consolidated financial statements as of and for the year ended June 29, 2006.
The restated financial statements for June 29, 2006 will adjust the Long-term Debt, Total Long-term Liabilities, the Current Maturities of Long-term Debt, and the Total Current Liabilities and impact the previous disclosures in the 2006 Form 10-K regarding debt compliance and the ability of the Registrant to meet its obligations as they become due, which raises substantial doubt with respect to the ability of the Registrant to continue as a going concern. Management’s plans in respect of this uncertainty will also be discussed in its amended 10-K filing. The adjustments will impact the following line items of the consolidated balance sheet:

	June 29, 2006	June 29, 2006
	As Previously	As
(In thousands)	Reported	Restated
Consolidated Balance Sheet
Current Maturities of Long-term Debt	$12,304	$66,471
Total Current Liabilities	135,732	189,899
Long-term Debt, less Current Maturities	59,785	5,618
Total Long-term Liabilities	73,324	19,157

Until the review of the amounts, periods affected, disclosures and any other financial statement implications associated with this matter is complete, the adjustments remain subject to change, including a final determination as to whether there is an impact on the previously reported consolidated statements of operations and cash flows.
In addition to the consolidated financial statement effects described above, the Registrant’s management is currently evaluating the impact of the restatement on the Registrant’s assessment of internal control over financial reporting as reported in the Registrant’s 2006 Form 10-K. If management determines that the restatement is the result of a material weakness, management will conclude that the Registrant’s internal control over financial reporting was not effective as of June 29, 2006.
While the Registrant has obtained waivers from the primary secured lenders for non-compliance with its first quarter 2007 EBITDA covenant requirement, the filing of this report on Form 8-K related to non-reliance on previously issued financial statements is an event of default pursuant to the Registrant’s revolving credit facility and Note Agreement. Additionally, restated annual and interim consolidated financial statements will not be provided to the noteholders, as required by the Note Agreement by November 27, 2006 which will result in an additional event of default. As these agreements contain cross-default provisions, the Registrant is in discussions with its primary secured lenders and expects to receive waivers from them under these financing facilities; however, there can be no assurance that waivers will be received. Non-compliance with restrictive covenants allows the lenders to demand immediate payment. If waivers are not received or acceptable terms renegotiated with respect to current and future restrictive covenant requirements, the Registrant believes it would be able to secure alternative financing such as through conventional mortgages, though there can be no assurance that such alternative financing could be obtained. The inability to secure alternative financing, if necessary, and/or sustained losses by the Registrant, would have a material adverse effect on the Registrant’s financial position, results of operations and cash flows and raises substantial doubt with respect to the Registrant’s ability to continue as a going concern.
The Registrant currently plans to file an amended Annual Report on Form 10-K for the year ended June 29, 2006 as soon as practicable which will include restated Consolidated Financial Statements as of and for the year ended June 29, 2006 reflecting the revisions associated with the classification of its obligations pursuant to its Note Agreement, provide additional disclosures, including management’s plans to address going concern considerations and address the internal control reporting matters previously mentioned.
The Audit Committee and the authorized officers of the Registrant have discussed with PricewaterhouseCoopers LLP, its independent registered public accounting firm, the matters disclosed in this Current Report pursuant to this Item 4.02(a).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.
November 22, 2006	By:	/s/ Michael J. Valentine
Michael J. Valentine
Chief Financial Officer and Group President

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